FOURTH AMENDMENT TO LEASE DATED JUNE 29, 2018

Nancy Ridge Technology Center, L.P., a California limited partnership (“Lessor”), and Cidara Therapeutics, Inc., a Delaware corporation, (“Lessee”), hereby amend the Lease dated June 9, 2014 (as previously amended, the “Lease”), for Suites #101 through #105 at 6310 Nancy Ridge Drive, San Diego, CA 92121 (“Premises”) as follows:

1)
Expiration Date: The Lease Term is hereby extended and the Expiration Date shall be December 31, 2021. Lessee continues to have the right to exercise the options to extend the term of the Lease pursuant to the terms and conditions of Paragraph 57 of the addendum to the Lease.

2)
Increase in Base Rent: On January 1, 2019 the Base Rent shall increase to $69,649.30 per month. On January 1, 2020, and every twelve (12) months thereafter, the Base Rent shall increase three percent (3%).

3)
HVAC: Provided (a) Lessee has not modified the HVAC system, (b) Lessee has properly maintained the HVAC system, and (c) Lessor has reasonably approved the repair in advance of such repair being done, then, for each repair or replacement of a HVAC unit that is over twelve (12) years old, Lessee shall be responsible for the first $500 of the required repair or replacement, and Lessor shall be responsible any amount over $500 until after the HVAC unit is replaced with a new HVAC unit, at which time Lessee shall be responsible for all repair and replacement costs for the new HVAC unit. Notwithstanding the foregoing, Lessor shall continue to have the obligation to replace, when needed and without any reimbursement from Lessee, the HVAC units described in Paragraph 4 of the Third Amendment to Lease. A schedule of the HVAC units is attached as Exhibit A hereto. Except as provided in this paragraph, Lessor's and Lessee's obligations with respect to maintenance, repair, and replacement of HVAC units that service the Premises remain unchanged, including, (1) all maintenance costs for all HVAC units shall remain Lessee’s sole responsibility and (2) Lessor's and Lessee's obligations described in Paragraph 4 of the Third Amendment to Lease are not amended by this paragraph.

4)
Tenant Improvements: Lessor waives any restoration rights as to tenant improvements approved by Lessor prior to the date of this Amendment, and specifically Lessee shall not be required to restore the offices removed at the rear of Suite #103 to create rooms #307, #309, #310 and #316.

5)
Option to Expand: Provided Lessee has not Defaulted (whether subsequently cured or not) under any of the terms of the Lease, then, subject to any existing rights of any other tenants of the Project, Lessee shall have the option to lease any vacant space controlled by Lessor in 6310 or 6330 Nancy Ridge Drive in its as-is condition without warranty at the same terms and conditions in the Lease (as amended by this Amendment), including the same rate of Base Rent/sf, Base Rent increases, and Expiration Date; however, Lessee's Share shall be increased based upon the added area of the Expansion Space (defined below). To exercise the option, Lessee must, on or before September 30, 2019, deliver to Lessor written notice that states (1) Lessee is exercising the option, (2) the vacant space that Lessee desires to lease, which space must be (i) one or more full suites and (ii) fully demised from other spaces in the building (such space described in the notice is herein referred to as "the Expansion Space"), and (3) the date Lessee wants to take possession of the Expansion Space, which date shall not be later than 15 days after the date of Lessee's notice. All provisions of the Lease, including Lessee's obligation to pay Rent, shall apply to the Expansion Space commencing on the earlier of (1) the date Lessee takes possession of the Expansion Space or (2) the date specified in Lessee's notice. Lessee's option under this paragraph shall not apply to any vacant space with respect to which Lessor has received an acceptable letter of intent to lease prior to the date Lessee delivers Lessee's notice exercising Lessee's option.

6)
Special Option re 6330 Nancy Ridge Drive, Suite 104. This paragraph is agreed to by Lessor and Lessee with reference to the following facts: (1) the premises commonly known as 6330 Nancy Ridge Drive, Suite 104 (the "IVS Space") is currently occupied by IVS Technologies, Inc., pursuant to a lease (the "IVS Lease") between Lessor and IVS Technologies, Inc., (2) IVS is actively attempting to sublease the IVS Space, and (3) Lessee may desire to sublease the IVS Space for the remaining term of the IVS Lease, provided that Lessor agrees to a direct lease with Lessee for the IVS Space for the period commencing on the expiration date of the IVS Lease and ending on the Expiration Date of the Lease. Based upon such facts, Lessor and Lessee agree, if prior to July 31, 2018 ("the Special Option Expiration Date"), Lessee and IVS Technologies, Inc. enter into a sublease for the IVS Space, then (1) Lessor shall not unreasonably withhold Lessor's consent to such sublease and (2) Lessee shall have the option to lease the IVS Space in its as-is condition without warranty at the same terms and conditions in the Lease (as amended by this Amendment), including the same rate of Base Rent/sf, Base Rent increases, and Expiration Date; however, (1) the terms of the Lease, including the obligation to pay Rent, shall apply to the IVS Space commencing upon expiration or earlier termination the IVS Lease and (2) Lessee's Share shall be increased based upon the added area of the IVS Space. To exercise the option, Lessee must, on or before July 31, 2018, (1) enter into a sublease with IVS Technologies, Inc. pertaining to the IVS Space, (2) have received Lessor's consent to such sublease, and (3) deliver to Lessor written notice that states Lessee is exercising the option. Lessor agrees that, if prior to the Special Option Expiration Date Lessor receives from IVS Technologies, Inc., a written request for Lessor to consent to a sublease of the IVS Space with anyone other than Lessee, Lessor shall promptly after receiving such request advise Lessee that Lessor has received such request; however, Lessor shall not be obligated to provide to Lessee any information concerning the terms and conditions of such proposed sublease.

7)
Confidentiality: The terms of the Lease are confidential. No party to the Lease shall disclose any of the terms of the Lease to any other party, provided that Lessee may disclose such terms to Lessee's employees, directors, officers, agents and proposed transferees.

8)	No Default: To each party's knowledge, neither party is currently in Default or Breach of any of the terms or conditions of the Lease.

9)	Authority to Execute: Each person executing this Amendment represents and warrants to all parties that he or she is duly authorized to execute and deliver this Amendment on behalf of that party.

All other terms and conditions of the Lease shall remain in full force and effect. All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Lease.

Lessor:	Nancy Ridge Technology Center, L.P., a California Limited Partnership

By:	Nancy Ridge Technology Center, LLC, a California Limited Liability Company,
its General Partner

By:
Chris Loughridge, its Manager

Lessee:        Cidara Therapeutics, Inc., a Delaware corporation

By:

Printed:    Matthew Onaitis

Title:    CFO & General Counsel

Schedule of Exhibits

Exhibit A--Schedule of HVAC Units

Exhibit A--HVAC SCHEDULE

HVAC UNITS (3/28/18)

HVAC COVERED BY LEASE
Unit number	# on unit	model number	serial number	manufacturer	year of man.	age

101-1	101-1	50EZ-A24-30	2614C13907	Carrier	2014	4 years
101-2	101-2	RQPL-B042CK 000	F231700029	Rheem	2017	1 year
101-3	101-3	50TCQD12A2A5A0A0A0A0	3812G50170	Carrier	2012	6 years
101-4	101-4	50EZ-A48-50	2814C41445	Carrier	2014	4 years
101-5	101-5	unknown	unknown	Carrier	1987	31 years
101-6	101-6	50TCQDU8A2A5A0A0A0	2616P97919	Carrier	2016	2 years
101-7	101-7	50TJQ009-501	4498G30498	Carrier	1998	20 years
102-1	102-1	50TCQD09A2A5A0A0A0	0716P60797	Carrier	2016	2 years
102-2	102-2	YHJD60S43S5A	W1K4091677	York	2014	4 years
102-3	102-3	B1HA024A06B	(s) NHHM110673	York	1999	19 years
102-4	102-4	B3CH060A25ECC	(s) NMHM159010	York	1999	19 years
102-5	102-5	B3CH120A25ECB	(s) NLHM144215	York	1999	19 years
102-6	102-6	B3CH090A25ECB	(s) NMHM161575	York	1999	19 years
103 new	103-3	50VT-B24-30TP	2715C12842	Carrier	2015	3 years
103-4	103-4	50EZ-A24-30	4311C15143	Carrier	2011	7 years
103-5	103-5	50TCQA04A2A5A0A0A0	4111C59853	Carrier	2011	7 years
103-6	103-6	50TCQA05A2A5A0A0A0	3511C57334	Carrier	2011	7 years
103-7	103-7	WCC024F100BB	L393RY42H	Trane	1996	22 years
103-8	103-8	out of service
old	103-9	WCG036F100BB	391PLWH	Trane	1999	19 years
old	103-10	WCC024F100BB	3925BM2H	Trane	1996	22 years
104-1	104-1	CPH060XXX3BXXXBA	1007418928	Goodman	2010	8 years
104-2	104-2	CPH060XXX3BXXXBA	1007418931	Goodman	2010	8 years
104-3	104-3	RQKA-A030JK 000	5616F519712489	Rheem	1997	21 years
105-11	105-11	50TCQA04A2A5A0A0A0	0415C55917	Carrier	2015	3 years
105-12	105-12	38AYC048320	1700E00271	Carrier	2000	8 years
105-13	105-13	RQKA-A030JK 000	6516F429706089	Rheem	1997	21 years
105-14	105-14	48GS-060090501	0700G10083	Carrier	2000	8 years
105-5	105-15	48TCDD12AZA5A0A0A0	1115P62329	Carrier	2015	3 years
105-6	105-16	48TCDD12A2A5A0A0A0	1615P42764	Carrier	2015	3 years

HVAC 6330 NRD
suite 104 1st. Fl	AC-3		3311C56083	Carrier	2011	7 years
suite 104 1st. Fl	AC-4		1012C66081	Carrier	2012	6 years
suite 104 1st. Fl	AC-5		1212C85580	Carrier	2012	6 years